345 E. Main St.
Warsaw, IN 46580
www.zimmerbiomet.com	Exhibit 99.1

Media	Investors
Heather Zoumas-Lubeski	Zach Weiner
(445) 248-0577	(908) 591-6955
heather.zoumaslubeski@zimmerbiomet.com	zach.weiner@zimmerbiomet.com

Zimmer Biomet Announces

First Quarter 2024 Financial Results

•
First quarter net sales of $1.889 billion increased 3.2% and 4.4% on a constant currency1 basis
•
First quarter diluted earnings per share were $0.84; adjusted1 diluted earnings per share were $1.94
•
Company reiterates full-year 2024 financial guidance

(WARSAW, IN) May 2, 2024 — Zimmer Biomet Holdings, Inc. (NYSE and SIX: ZBH) today reported financial results for the quarter ended March 31, 2024. The Company reported first quarter net sales of $1.889 billion, an increase of 3.2% over the prior year period, and an increase of 4.4% on a constant currency1 basis. Net earnings for the first quarter were $172.4 million, or $399.7 million on an adjusted1 basis.

Diluted earnings per share were $0.84 for the first quarter, and adjusted1 diluted earnings per share were $1.94.

1.
Reconciliations of these measures to the corresponding U.S. generally accepted accounting principles measures are included in this press release.

“We are very pleased with the execution, progress and strong performance the team delivered in the first quarter,” said Ivan Tornos, Zimmer Biomet’s President and Chief Executive Officer. “As we move forward, we are focused on continuing this momentum and delivering on our key priorities to advance people and culture, achieve operational excellence and drive innovation and diversification – all with the goal of delivering on our Mission.”

Recent Highlights

Aligned with the ongoing transformation of Zimmer Biomet's business, key recent highlights include:

•
Received U.S. Food and Drug Administration 510(k) clearance for the ROSA® Shoulder System – the world's first robotic assistant for shoulder replacement surgery and announced that the first surgery was successfully completed in April at Mayo Clinic.
•
Received U.S. Food and Drug Administration 510(k) clearance for the Z1 Femoral Hip Stem – Z1 is a modern triple taper system that provides a comprehensive stem offering to provide more solutions and treat more patients all within the same platform. Z1 is expected to launch later this year.
•
Showcased the latest innovations across our comprehensive portfolio at the 2024 American Academy of Orthopaedic Surgeons (AAOS) annual meeting in San Francisco, including hands-on demonstrations of key growth drivers, such as Persona® OsseoTi® Keel Tibia for cementless knee replacement, ROSA® Robotics (ROSA Knee and ROSA Hip), Ambulatory Surgery Center (ASC) Solutions, as well as recently launched surgical tools, including HAMMR™ Automatic Hip Impaction System and the ViVi® Surgical Helmet System.
•
Announced partnerships with three top pickleball organizations in the United States – Association of Pickleball Players, Professional Pickleball Association, and USA Pickleball – becoming the first medical device partner for the sport of pickleball and bringing joint health education and the importance of movement to America's fastest-growing sport as well as raising awareness as a trusted partner for joint replacement.
•
Signed the Global Health Equity Network's Zero Health Gaps Pledge – a commitment from CEOs across industries and regions for their organizations to embed health equity in core strategies, operations and investments – and expanded our longstanding commitment to advancing health equity through a newly established Health Equity Division, which leads Zimmer Biomet’s efforts to address disparities in health access and outcomes.

•
Rang the closing bell at the New York Stock Exchange (NYSE) on May 1 to commemorate our Founders Day on May 2. Additionally, Zimmer Biomet will host an Investor Day event at the NYSE on Wednesday, May 29, 2024. Investors and analysts should register prior to attending the event via Zimmer Biomet's Investor Relations website at https://investor.zimmerbiomet.com/news-and-events/events-and-presentations.
•
Continued recognition for our Diversity, Equity and Inclusion (DEI) efforts with recognition from Newsweek as one of America’s Greatest Workplaces for Women and America’s Greatest Workplaces for Job Starters. In addition, we received recognition from Forbes as one of America's Best Large Employers 2024, which is an acknowledgement of our ongoing focus on our people and culture, and being a destination workplace.
•
Received recognition for our Environmental, Social and Governance (ESG) efforts from CDP with recognition as a Supplier Engagement Leader for the second consecutive year.

Geographic and Product Category Sales

The following sales table provides results by geography and product category for the three-month period ended March 31, 2024, as well as the percentage change compared to the prior year period, on both a reported basis and a constant currency basis.

NET SALES - THREE MONTHS ENDED MARCH 31, 2024
(in millions, unaudited)

			Constant
	Net		Currency
	Sales	% Change	% Change
Geographic Results
United States	$1,099.2	3.7%	3.7%
International	790.0	2.5	5.4
Total	$1,889.2	3.2%	4.4%
Product Categories
Knees
United States	$458.0	2.2%	2.2%
International	330.1	5.0	7.3
Total	788.1	3.4	4.3
Hips
United States	254.9	1.0	1.0
International	236.3	(1.7)	2.0
Total	491.2	(0.3)	1.5
S.E.T. *	452.6	4.4	5.3
Other	157.3	10.6	12.2
Total	$1,889.2	3.2%	4.4%

* Sports Medicine, Extremities, Trauma, Craniomaxillofacial and Thoracic

Amounts reported in millions are computed based on the actual amounts. As a result, the sum of the components reported in millions may not equal the total amount reported in millions due to rounding. Percentages presented are calculated from the underlying unrounded amounts.

Financial Guidance

The Company is reiterating its current full-year 2024 financial guidance.

Projected Year Ending December 31, 2024
2024 Reported Revenue Change	4.5% - 5.5%
Foreign Currency Exchange Impact	(0.5)%
2024 Constant Currency Revenue Change	5.0% - 6.0%
Adjusted Diluted EPS(1)	$8.00 - $8.15

(1)

This measure is a non-GAAP financial measure for which a reconciliation to the most directly comparable GAAP financial measure is not available without unreasonable efforts. See “Forward-Looking Non-GAAP Financial Measures” below, which identifies the information that is unavailable without unreasonable efforts and provides additional information. It is probable that this forward-looking non-GAAP financial measure may be materially different from the corresponding GAAP financial measure.

Conference Call

The Company will conduct its first quarter investor conference call today, May 2, 2024, at 8:30 a.m. ET. The audio webcast can be accessed via Zimmer Biomet's Investor Relations website at https://investor.zimmerbiomet.com. It will be archived for replay following the conference call.

About the Company

Zimmer Biomet is a global medical technology leader with a comprehensive portfolio designed to maximize mobility and improve health. We seamlessly transform the patient experience through our innovative products and suite of integrated digital and robotic technologies that leverage data, data analytics and artificial intelligence.

With 90+ years of trusted leadership and proven expertise, Zimmer Biomet is positioned to deliver the highest quality solutions to patients and providers. Our legacy continues to come to life today through our progressive culture of evolution and innovation.

For more information about our product portfolio, our operations in 25+ countries and sales in 100+ countries or about joining our team, visit www.zimmerbiomet.com or follow on LinkedIn at www.linkedin.com/company/zimmerbiomet or X / Twitter at www.twitter.com/zimmerbiomet.

Website Information

We routinely post important information for investors on our website, www.zimmerbiomet.com, in the “Investor Relations” section. We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts.

The information contained on, or that may be accessed through, our website or any other website referenced herein is not incorporated by reference into, and is not a part of, this document.

Note on Non-GAAP Financial Measures

This press release and our commentary in our investor conference call today include non-GAAP financial measures that differ from financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures may not be comparable to similar measures reported by other companies and should be considered in addition to, and not as a substitute for, or superior to, other measures prepared in accordance with GAAP.

Net sales change information for the three-month period ended March 31, 2024 is presented on a GAAP (reported) basis and on a constant currency basis. Constant currency percentage changes exclude the effects of foreign currency exchange rates. They are calculated by translating current and prior-period sales at the same predetermined exchange rate. The translated results are then used to determine year-over-year percentage increases or decreases.

Net earnings and diluted earnings per share for the three-month periods ended March 31, 2024 and 2023 are presented on a GAAP (reported) basis and on an adjusted basis. These adjusted financial measures exclude the effects of certain items, which are detailed in the reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures presented later in the press release.

Free cash flow is an additional non-GAAP measure that is presented in this press release. Free cash flow is computed by deducting additions to instruments and other property, plant and equipment from net cash provided by operating activities.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in this press release. This press release also contains supplemental reconciliations of additional non-GAAP financial measures that the Company presents in other contexts. These additional non-GAAP financial measures are computed from the most directly comparable GAAP financial measure as indicated in the applicable reconciliation.

Management uses non-GAAP financial measures internally to evaluate the performance of the business. Additionally, management believes these non-GAAP measures provide meaningful incremental information to investors to consider when evaluating the performance of the Company. Management believes these measures offer the ability to make period-to-period comparisons that are not impacted by certain items that can cause dramatic changes in reported income but that do not impact the fundamentals of our operations. The non-GAAP measures enable the evaluation of operating results and trend analysis by allowing a reader to better identify operating trends that may otherwise be masked or distorted by these types of items that are excluded from the non-GAAP measures. In addition, constant currency sales changes, adjusted operating profit, adjusted diluted earnings per share and free cash flow are used as performance metrics in our incentive compensation programs.

Forward-Looking Non-GAAP Financial Measures

This press release also includes certain forward-looking non-GAAP financial measures for the year ending December 31, 2024. We calculate forward-looking non-GAAP financial measures based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. For instance, we exclude the impact of certain charges related to initial compliance with the European Union Medical Device Regulation; restructuring and other cost reduction initiatives; acquisition, integration, divestiture and related; and certain legal and tax matters. We have not provided quantitative reconciliations of these forward-looking non-GAAP financial measures to the most directly comparable forward-looking GAAP financial measures because the excluded items are not available on a prospective basis without unreasonable efforts. For example, the timing of certain transactions is difficult to predict because management's plans may change. In addition, the Company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. It is probable that these forward-looking non-GAAP financial measures may be materially different from the corresponding GAAP financial measures.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding financial guidance, statements regarding macro pressures, including the impact of such pressures on our business, and any statements about our forecasts, expectations, plans, intentions, strategies or prospects. All statements other than statements of historical or current fact are, or may be deemed to be, forward-looking statements. Such statements are based upon the current beliefs, expectations and assumptions of management and are subject to significant risks, uncertainties and changes in circumstances that could cause actual outcomes and results to differ materially from the forward-looking statements. These risks, uncertainties and changes in circumstances include, but are not limited to: competition; pricing pressures; dependence on new product development, technological advances and innovation; changes in customer demand for our products and services caused by demographic changes, obsolescence, development of different therapies or other factors; shifts in the product category or regional sales mix of our products and services; the effects of business disruptions, either alone or in combination with other risks on our business and operations; the risks and uncertainties related to our ability to successfully execute our restructuring plans; control of costs and expenses; our ability to attract, retain and develop the highly skilled employees, senior management, independent agents and distributors we need to support our business; the possibility that the anticipated synergies and other benefits from mergers and acquisitions will not be realized, or will not be realized within the expected time periods; the risks and uncertainties related to our ability to successfully integrate the operations, products, employees and distributors of acquired companies; the effect of the potential disruption of management’s attention from ongoing business operations due to integration matters related to mergers and acquisitions; the effect of mergers and acquisitions on our relationships with customers, suppliers and lenders and on our operating results and businesses generally; the ability to form and implement alliances; dependence on a limited number of suppliers for key raw materials and other inputs and for outsourced activities; the risk of disruptions in the supply of materials and components used in manufacturing or sterilizing our products; breaches or failures of our information technology systems or products, including by cyberattack, unauthorized access or theft; challenges relating to changes in and compliance with governmental laws and regulations affecting our U.S. and international businesses, including regulations of the U.S. Food and Drug Administration (“FDA”) and other government regulators, such as more stringent requirements for regulatory clearance of products; the outcome of government investigations; the impact of healthcare reform and cost containment measures, including efforts sponsored by government agencies, legislative bodies, the private sector and healthcare purchasing organizations, through reductions in reimbursement levels, repayment demands and otherwise; the impact of substantial indebtedness on our ability to service our debt obligations and/or refinance amounts outstanding under our debt obligations at maturity on terms favorable to us, or at all; changes in tax obligations arising from examinations by tax authorities and from changes in tax laws in jurisdictions where we do business, including as a result of the “base erosion and profit shifting” project undertaken by the Organisation for Economic Co-operation and Development and otherwise; challenges to the tax-free nature of the ZimVie Inc. ("ZimVie") spinoff transaction and the subsequent liquidation of our retained interest in ZimVie;

the risk of additional tax liability due to the recategorization of our independent agents and distributors to employees; the risk that material impairment of the carrying value of our intangible assets, including goodwill, could negatively affect our operating results; changes in general domestic and international economic conditions, including interest rate and currency exchange rate fluctuations; changes in general industry and market conditions, including domestic and international growth, inflation and currency exchange rates; the domestic and international business impact of political, social and economic instability, tariffs, trade restrictions and embargoes, sanctions, wars, disputes and other conflicts, including on our ability to operate in, export to or from or collect accounts receivable in affected countries; challenges relating to changes in and compliance with governmental laws and regulations affecting our U.S. and international businesses, including regulations of the FDA and other government regulators relating to medical products, healthcare fraud and abuse laws and data privacy and security laws; the success of our quality and operational excellence initiatives; the ability to remediate matters identified in inspectional observations or warning letters issued by the FDA and other regulators, while continuing to satisfy the demand for our products; product liability, intellectual property and commercial litigation losses; and the ability to obtain and maintain adequate intellectual property protection. A further list and description of these risks and uncertainties and other factors can be found in our Annual Report on Form 10-K for the year ended December 31, 2023, including in the sections captioned “Cautionary Note Regarding Forward-Looking Statements” and “Item 1A. Risk Factors,” and our subsequent filings with the Securities and Exchange Commission (SEC). Copies of these filings are available online at www.sec.gov, www.zimmerbiomet.com or on request from us. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in our filings with the SEC. Forward-looking statements speak only as of the date they are made, and we expressly disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers of this press release are cautioned not to rely on these forward-looking statements since there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary note is applicable to all forward-looking statements contained in this press release.

Note: Amounts reported in millions within this press release are computed based on the actual amounts. As a result, the sum of the components reported in millions may not equal the total amount reported in millions due to rounding. Certain columns and rows within tables may not add due to the use of rounded numbers. Percentages presented are calculated from the underlying unrounded amounts.

###

ZIMMER BIOMET HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE THREE MONTHS ENDED MARCH 31, 2024 and 2023
(in millions, except per share amounts, unaudited)

	2024	2023
Net Sales	$1,889.2	$1,831.0
Cost of products sold, excluding intangible asset amortization	512.3	500.8
Intangible asset amortization	142.1	133.4
Research and development	107.9	110.4
Selling, general and administrative	736.2	715.9
Restructuring and other cost reduction initiatives	124.4	41.8
Acquisition, integration, divestiture and related	0.4	1.3
Operating expenses	1,623.3	1,503.7
Operating Profit	265.9	327.3
Other (expense) income, net	(0.1)	7.7
Interest expense, net	(50.7)	(48.2)
Earnings before income taxes	215.1	286.8
Provision for income taxes	42.3	54.1
Net Earnings	172.8	232.8
Less: Net earnings attributable to noncontrolling interest	0.4	0.2
Net Earnings of Zimmer Biomet Holdings, Inc.	$172.4	$232.5

Earnings Per Common Share
Basic	$0.84	$1.11
Diluted	$0.84	$1.11
Weighted Average Common Shares Outstanding
Basic	205.2	209.4
Diluted	206.2	210.4

ZIMMER BIOMET HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, unaudited)

	March 31,	December 31,
	2024	2023
Assets
Cash and cash equivalents	$393.0	$415.8
Receivables, net	1,446.4	1,442.4
Inventories	2,388.2	2,385.2
Other current assets	403.8	366.1
Total current assets	4,631.5	4,609.5
Property, plant and equipment, net	2,090.9	2,060.4
Goodwill	8,791.5	8,818.5
Intangible assets, net	4,734.1	4,856.4
Other assets	1,204.4	1,152.1
Total Assets	$21,452.4	$21,496.9
Liabilities and Stockholders' Equity
Current liabilities	$1,826.9	$1,957.5
Current portion of long-term debt	970.0	900.0
Other long-term liabilities	1,223.2	1,283.4
Long-term debt	4,826.2	4,867.9
Stockholders' equity	12,606.0	12,488.1
Total Liabilities and Stockholders' Equity	$21,452.4	$21,496.9

ZIMMER BIOMET HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2024 and 2023
(in millions, unaudited)

	2024	2023
Cash flows provided by (used in) operating activities
Net earnings	$172.8	$232.8
Depreciation and amortization	238.6	231.8
Share-based compensation	29.0	25.0
Changes in operating assets and liabilities, net of acquired assets and liabilities
Income taxes	(8.6)	21.5
Receivables	(22.7)	8.6
Inventories	(55.3)	(94.2)
Accounts payable and accrued liabilities	(119.4)	(91.8)
Other assets and liabilities	(6.4)	(26.0)
Net cash provided by operating activities	228.0	307.7
Cash flows provided by (used in) investing activities
Additions to instruments	(82.0)	(82.8)
Additions to other property, plant and equipment	(55.1)	(46.7)
Net investment hedge settlements	10.2	13.4
Acquisition of intellectual property rights	(12.5)	(14.0)
Business combination investments, net of acquired cash	-	(18.9)
Investments in other assets	(55.6)	(0.3)
Net cash used in investing activities	(195.0)	(149.4)
Cash flows provided by (used in) financing activities
Net proceeds from revolving facilities	70.0	210.0
Redemption of senior notes	-	(86.3)
Payment on term loan	-	(33.9)
Dividends paid to stockholders	(49.4)	(50.3)
Proceeds from employee stock compensation plans	56.4	36.0
Business combination contingent consideration payments	(1.5)	(9.6)
Deferred business combination payments	(1.5)	-
Repurchase of common stock	(113.6)	(267.6)
Other financing activities	(10.5)	(5.1)
Net cash used in financing activities	(50.1)	(206.7)
Effect of exchange rates on cash and cash equivalents	(5.7)	2.9
Change in cash and cash equivalents	(22.7)	(45.5)
Cash and cash equivalents, beginning of year	415.8	375.7
Cash and cash equivalents, end of period	$393.0	$330.2

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF REPORTED NET SALES % CHANGE TO
CONSTANT CURRENCY % CHANGE
(unaudited)

	For the Three Months Ended
	March 31, 2024 vs. 2023
		Foreign	Constant
		Exchange	Currency
	% Change	Impact	% Change
Geographic Results
United States	3.7%	-%	3.7%
International	2.5	(2.9)	5.4
Total	3.2%	(1.2)%	4.4%
Product Categories
Knees
United States	2.2%	-%	2.2%
International	5.0	(2.3)	7.3
Total	3.4	(0.9)	4.3
Hips
United States	1.0	-	1.0
International	(1.7)	(3.7)	2.0
Total	(0.3)	(1.8)	1.5
S.E.T.	4.4	(0.9)	5.3
Other	10.6	(1.6)	12.2
Total	3.2%	(1.2)%	4.4%

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF REPORTED TO ADJUSTED RESULTS
FOR THE THREE MONTHS ENDED MARCH 31, 2024 and 2023
(in millions, except per share amounts, unaudited)

FOR THE THREE MONTHS ENDED MARCH 31, 2024
	Cost of products sold, excluding intangible asset amortization	Intangible asset amortization	Research and development	Selling, general and administrative	Restructuring and other cost reduction initiatives	Acquisition, integration, divestiture and related	Other (expense) income, net	Provision for income taxes	Net Earnings of Zimmer Biomet Holdings, Inc.	Diluted earnings per common share
As Reported	$512.3	$142.1	$107.9	$736.2	$124.4	$0.4	$(0.1)	$42.3	$172.4	$0.84
Inventory and manufacturing-related charges(1)	(1.1)	-	-	-	-	-	-	0.8	0.3	-
Intangible asset amortization(2)	-	(142.1)	-	-	-	-	-	27.8	114.3	0.55
Restructuring and other cost reduction initiatives(3)	-	-	-	-	(124.4)	-	-	27.8	96.6	0.47
Acquisition, integration, divestiture and related(4)	-	-	-	-	-	(0.4)	-	0.4	-	-
European Union Medical Device Regulation(5)	-	-	(5.7)	-	-	-	-	1.3	4.4	0.02
Other charges(6)	-	-	-	0.2	-	-	2.3	0.5	1.6	0.01
Other certain tax adjustments(7)	-	-	-	-	-	-	-	(10.0)	10.0	0.05
As Adjusted	$511.2	$-	$102.2	$736.4	$-	$-	$2.1	$90.9	$399.7	$1.94

FOR THE THREE MONTHS ENDED MARCH 31, 2023
	Cost of products sold, excluding intangible asset amortization	Intangible asset amortization	Research and development	Selling, general and administrative	Restructuring and other cost reduction initiatives	Acquisition, integration, divestiture and related	Other (expense) income, net	Provision for income taxes	Net Earnings of Zimmer Biomet Holdings, Inc.	Diluted earnings per common share
As Reported	$500.8	$133.4	$110.4	$715.9	$41.8	$1.3	$7.7	$54.1	$232.5	$1.11
Inventory and manufacturing-related charges(1)	(3.6)	-	-	-	-	-	-	2.4	1.2	0.01
Intangible asset amortization(2)	-	(133.4)	-	-	-	-	-	27.0	106.4	0.51
Restructuring and other cost reduction initiatives(3)	-	-	-	-	(41.8)	-	-	10.3	31.5	0.15
Acquisition, integration, divestiture and related(4)	-	-	-	-	-	(1.3)	-	0.3	1.0	-
European Union Medical Device Regulation(5)	-	-	(14.0)	-	-	-	-	3.3	10.7	0.05
Other charges(6)	-	-	-	1.1	-	-	(5.7)	(2.0)	(4.8)	(0.02)
Other certain tax adjustments(7)	-	-	-	-	-	-	-	(18.3)	18.3	0.09
As Adjusted	$497.2	$-	$96.4	$717.0	$-	$-	$2.0	$77.1	$396.8	$1.89

(1)
Inventory and manufacturing-related charges include excess and obsolete inventory charges on certain product lines we intend to discontinue, the acceleration of depreciation and fixed overhead costs expensed immediately related to a manufacturing plant shutdown, and other inventory and manufacturing-related charges or gains.
(2)
We exclude intangible asset amortization as well as deferred tax rate changes on our intangible assets from our non-GAAP financial measures because we internally assess our performance against our peers without this amortization. Due to various levels of acquisitions among our peers, intangible asset amortization can vary significantly from company to company.
(3)
In December 2019, 2021, and 2023 we initiated global restructuring programs that included a reorganization of key businesses and an overall effort to reduce costs in order to accelerate decision-making, focus the organization on priorities to drive growth and, in the case of the December 2021 program, to prepare for the spinoff of ZimVie, Inc. ("ZimVie"). Restructuring and other cost reduction initiatives also include other cost reduction and optimization initiatives that have the goal of reducing costs across the organization. The costs include employee termination benefits; contract terminations for facilities and sales agents; and other charges, such as consulting fees, project management expenses, retention period salaries and benefits and relocation costs.
(4)
The acquisition, integration, divestiture and related gains and expenses we have excluded from our non-GAAP financial measures resulted from various acquisitions, post-separation costs we have incurred related to ZimVie and gains related to a transition services agreement for services we provide to ZimVie and a transition manufacturing and supply agreement for products we supply to ZimVie for a limited period.
(5)
The European Union Medical Device Regulation imposes significant additional premarket and postmarket requirements. The new regulations provided a transition period until May 2021 for previously-approved medical devices to meet the additional requirements. For certain devices, this transition period can be extended until May 2024. A conditional extension of the transition period has been implemented until December 2027 and 2028 depending on the legacy medical device's risk class. We are excluding from our non-GAAP financial measures the incremental costs incurred to establish initial compliance with the regulations related to our previously-approved medical devices. The incremental costs primarily relate to temporary personnel and third-party professionals necessary to supplement our internal resources.
(6)
We have incurred other various expenses from specific events or projects that we consider highly variable or that have a significant impact to our operating results that we have excluded from our non-GAAP measures. These include gains and losses from changes in fair value on our equity investments, among other various costs.
(7)
Other certain tax adjustments are related to certain significant and discrete tax adjustments including intercompany transactions between jurisdictions, ongoing impacts of tax only amortization resulting from certain restructuring transactions and impacts of significant tax reform including Swiss reform.

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING
ACTIVITIES TO FREE CASH FLOW
FOR THE THREE MONTHS ENDED MARCH 31, 2024 and 2023
(in millions, unaudited)

	Three Months Ended March 31,
	2024	2023
Net cash provided by operating activities	$228.0	$307.7
Additions to instruments	(82.0)	(82.8)
Additions to other property, plant and equipment	(55.1)	(46.7)
Free cash flow	$90.9	$178.2

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF GROSS PROFIT & MARGIN
TO ADJUSTED GROSS PROFIT & MARGIN
FOR THE THREE MONTHS ENDED MARCH 31, 2024 and 2023
(in millions, unaudited)

	Three Months Ended March 31,
	2024	2023
Net Sales	$1,889.2	$1,831.0
Cost of products sold, excluding intangible asset amortization	512.3	500.8
Intangible asset amortization	142.1	133.4
Gross Profit	$1,234.8	$1,196.8

Inventory and manufacturing-related charges	1.1	3.6
Intangible asset amortization	142.1	133.4
Adjusted gross profit	$1,378.0	$1,333.8

Gross margin	65.4%	65.4%
Inventory and manufacturing-related charges	0.1	0.2
Intangible asset amortization	7.5	7.3
Adjusted gross margin	72.9%	72.8%

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF OPERATING PROFIT & MARGIN TO ADJUSTED OPERATING PROFIT & MARGIN
FOR THE THREE MONTHS ENDED MARCH 31, 2024 and 2023
(in millions, unaudited)

	Three Months Ended March 31,
	2024	2023
Operating profit	$265.9	$327.3
Inventory and manufacturing-related charges	1.1	3.6
Intangible asset amortization	142.1	133.4
Restructuring and other cost reduction initiatives	124.4	41.8
Acquisition, integration, divestiture and related	0.4	1.3
European Union Medical Device Regulation	5.7	14.0
Other charges	(0.2)	(1.1)
Adjusted operating profit	$539.4	$520.3

Operating profit margin	14.1%	17.9%
Inventory and manufacturing-related charges	0.1	0.2
Intangible asset amortization	7.5	7.3
Restructuring and other cost reduction initiatives	6.6	2.3
Acquisition, integration, divestiture and related	-	0.1
European Union Medical Device Regulation	0.3	0.8
Other charges	-	(0.1)
Adjusted operating profit margin	28.6%	28.4%

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF EFFECTIVE TAX RATE TO ADJUSTED EFFECTIVE TAX RATE
FOR THE THREE MONTHS ENDED MARCH 31, 2024 and 2023
(unaudited)

	Three Months Ended March 31,
	2024	2023
Effective tax rate	19.7%	18.9%
Tax effect of adjustments made to earnings before taxes(1)	3.4	3.7
Other certain tax adjustments (2)	(4.6)	(6.3)
Adjusted effective tax rate	18.5%	16.3%

(1) Includes inventory and manufacturing-related charges; intangible asset amortization; restructuring and other cost reduction initiatives; acquisition, integration, divestiture and related; European Union Medical Device Regulation; and other charges

(2) Other certain tax adjustments are related to certain significant and discrete tax adjustments including intercompany transactions between jurisdictions, ongoing impacts of tax only amortization resulting from certain restructuring transactions and impacts of significant tax reform including Swiss reform

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF DEBT TO NET DEBT
AS OF MARCH 31, 2024 and DECEMBER 31, 2023
(in millions, unaudited)

	March 31, 2024	December 31, 2023
Debt, both current and long-term	$5,796.2	$5,767.9
Cash and cash equivalents	(393.0)	(415.8)
Net debt	$5,403.2	$5,352.1